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                                                                    Exhibit 16.1

                             HJ & Associates, L.L.C.
                  Certified Public Accountants and Consultants
               American Institute of Certified Public Accountants
                Utah Association of Certified Public Accountants

June 12, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Sionix Corporation
             Commission File No. 2-85626-D

Dear Sirs:

         We were previously the independent accountants for the Company and on December 22, 1999 we reported on the financial statements of the Company for the fiscal years ended September 30, 1999 and 1998, and from inception on October 3, 1994 through September 30, 1999.

       We have read Item 4 of the Current Report on Form 8-K of Sionix Corporation, dated June 2, 2000, and we agree with the statements contained therein as they related to our firm.


                                      Very truly yours,

                                      HJ & Associates, L.L.C.
                                      (Formerly Jones, Jensen & Company)
                                      Certified Public Accountants


                        50 South Main Street, Suite 1450
                           Salt Lake City, Utah 84144
                Telephone (801) 38-4408 Facsimile (801) 328-4461